Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
PAB Bankshares, Inc.:
     We hereby consent to the incorporation by reference in this registration statement on Form S-1 of our report dated March 8, 2010 relating to the consolidated financial statements, which appear in PAB Bankshares Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such registration statement.
/s/ Mauldin & Jenkins, LLC
Albany, Georgia
March 8, 2010